Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Fiscal Year and Fourth Quarter 2023 Results

Full Year 2023 GAAP Revenues of $1.147 billion
Full Year 2023 GAAP net loss of $20 million and GAAP net loss per diluted share of $0.45
Full Year 2023 Non-GAAP EBITDA of $138 million and Non-GAAP net income per diluted share of $1.91
Full Year 2023 Net Cash Provided by Operating Activities of $181 million
Full Year 2023 Non-GAAP Free Cash Flow of $126 million

FORT WORTH, Texas. -- February 8, 2024 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced results for its fiscal year and fourth quarter ended December 31, 2023.
Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell, said, “Our team delivered 2023 financial results that were generally in line with what we originally anticipated for the year. We are enthusiastic about our robust innovation pipeline, particularly around our XT fleet of connected devices. We believe the Company is uniquely positioned to capture incremental market share as hospital cost pressures are expected to alleviate and as the macroeconomic environment is anticipated to improve. However, we recognize we have work to do to strengthen our performance and accelerate profitability. To that end, we are undertaking a holistic review of our business to determine how we can best optimize our investments in an effort to deliver strong returns for our stockholders. We remain confident in Omnicell’s long-term opportunities as we work to transform the pharmacy care delivery model and ultimately help enable healthcare providers to deliver better outcomes around patient safety and overall efficiencies.”
Financial Results
Total GAAP revenues for the fourth quarter of 2023 were $259 million, down $39 million, or 13%, from the fourth quarter of 2022. Total GAAP revenues for the year ended December 31, 2023 were $1.147 billion, down $149 million, or 11%, from the year ended December 31, 2022. The quarter-over-quarter and year-over-year decrease in total GAAP revenues reflects lower Point of Care revenues primarily as a result of ongoing healthcare systems’ capital budget and labor constraints.
Total GAAP net loss for the fourth quarter 2023 was $14 million, or $0.32 per diluted share. This compares to GAAP net loss of $28 million, or $0.64 per diluted share, for the fourth quarter of 2022. Total GAAP net loss for the year ended December 31, 2023 was $20 million, or $0.45 per diluted share. This compares to GAAP net income of $6 million, or $0.12 per diluted share, for the year ended December 31, 2022.
Total non-GAAP net income for both the fourth quarter of 2023 and the fourth quarter of 2022 was $15 million, or $0.33 per diluted share. Total non-GAAP net income for the year ended December 31, 2023 was $87 million, or $1.91 per diluted share. This compares to non-GAAP net income of $136 million, or $3.00 per diluted share, for the year ended December 31, 2022.
Total non-GAAP EBITDA for the fourth quarter of 2023 was $24 million. This compares to non-GAAP EBITDA of $26 million for the fourth quarter of 2022. Total non-GAAP EBITDA for the year ended December 31, 2023 was $138 million. This compares to non-GAAP EBITDA of $193 million for the year ended December 31, 2022.

Bookings and Backlog
Total bookings (1) for the year ended December 31, 2023 were $854 million compared to $1.054 billion for the year ended December 31, 2022, or a decrease of 19% year-over-year, primarily driven by lower-than-expected orders for our Advanced Services, particularly our technology-enabled services, which include Central Pharmacy Dispensing Service and IV Compounding Service.
Total backlog (2) for the years ended December 31, 2023 and 2022 was as follows:

	December 31,
	2023	2022
	(In thousands)
Total backlog	$1,142,686	$1,215,462
By type:
Product backlog	$610,832	$796,967
Advanced Services backlog (3)	$531,854	$418,495
By duration and type:
Short-term product backlog	$377,936	$503,303
Long-term product backlog	$232,896	$293,664
Short-term Advanced Services backlog (3)	$72,455	$49,567
Long-term Advanced Services backlog (3)	$459,399	$368,928
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(1)    We define bookings generally as: (i) the value of non-cancelable contracts for our connected devices, software products, and Advanced Services (although, for those Advanced Services contracts without a minimum commitment, bookings only include the amount of revenue that has been recognized once the services have been provided); and (ii) for our consumables, the value of orders placed through our Omnicell Storefront online platform or through written or telephonic orders. We typically exclude technical services and other less significant items ancillary to our products and services, such as freight revenue from bookings. In addition, dependent upon counterparty or credit risk, which is evaluated at the time of contract signing, for a given multi-year subscription contract we may reduce the portion of the contractual commitment booked at a given time. We utilize bookings as an indicator of the success of our business.
(2)    Backlog is the dollar amount of bookings that have not yet been recognized as revenue. Bookings for those Advanced Services contracts without a minimum commitment are not included in backlog. In addition, dependent upon counterparty or credit risk, which is evaluated at the time of contract signing, for a given multi-year subscription contract we may reduce the portion of the contractual commitment booked at a given time, and these excluded amounts are not included in backlog. A majority of our connected devices and software license products are installable and recognized as revenues within twelve months of booking. Larger or more complex implementations such as software-enable connected devices for Central Pharmacy, including but not limited to our Central Pharmacy Dispensing Service and IV Compounding Service, are often installed and recognized as revenue between 12 and 24 months after booking. Service revenues from Advanced Services are recorded over the contractual term. A majority of our connected devices and software license products are installable and recognized as revenues within twelve months of booking, while service revenues from Advanced Services are recorded over the contractual term. We consider backlog that is expected to be converted to revenues in more than twelve months to be long-term backlog. We believe a majority of long-term product backlog will be convertible into revenues in 12-24 months. Long-term Advanced Services backlog typically represents multi-year subscription agreements (usually with contractual terms of 2-7 years, some of which have not yet been implemented) that will be converted to revenue ratably over the contractual term. Due to industry practice that allows customers to change order configurations with limited advance notice prior to shipment and as customer installation schedules may change, backlog as of any particular date may not necessarily indicate the timing of future revenue. However, we do believe that backlog is an indication of a customer’s willingness to install our solutions and revenue we expect to generate over time.
(3)    Includes only the value of Advanced Services non-cancelable contracts with minimum commitments.
Balance Sheet
As of December 31, 2023, Omnicell’s balance sheet reflected cash and cash equivalents of $468 million, total debt (net of unamortized debt issuance costs) of $570 million, and total assets of $2.23 billion. Cash flows provided by operating activities in the fourth quarter of 2023 totaled $38 million. This compares to cash flows provided by operating activities totaling $82 million in the fourth quarter of 2022.
As of December 31, 2023, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.

2024 Guidance
For the full year 2024, the Company expects bookings to be between $750 million and $875 million. The Company expects full year 2024 total revenues to be between $1.045 billion and $1.120 billion. The Company expects full year 2024 product revenues to be between $605 million and $650 million, and full year 2024 service revenues to be between $440 million and $470 million. The Company expects full year 2024 technical services revenues to be between $220 million and $235 million, and full year 2024 Advanced Services revenues to be between $220 million and $235 million. The Company expects full year 2024 non-GAAP EBITDA to be between $90 million and $120 million. The Company expects full year 2024 non-GAAP earnings per share to be between $0.90 and $1.40 per share.
For the first quarter of 2024, the Company expects total revenues to be between $232 million and $242 million. The Company expects first quarter 2024 product revenues to be between $128 million and $133 million, and first quarter 2024 service revenues to be between $104 million and $109 million. The Company expects first quarter 2024 non-GAAP EBITDA to be between ($2) million and $4 million. The Company expects first quarter 2024 non-GAAP earnings per share to be between a net loss of ($0.10) and breakeven per share.
The table below summarizes Omnicell’s 2024 guidance outlined above.

	Q1 2024	2024
Bookings	Not provided	$750 million - $875 million
Total Revenues	$232 million - $242 million	$1.045 billion - $1.120 billion
Product Revenues	$128 million - $133 million	$605 million - $650 million
Service Revenues	$104 million - $109 million	$440 million - $470 million
Technical Services Revenues	Not provided	$220 million - $235 million
Advanced Services Revenues	Not provided	$220 million - $235 million
Non-GAAP EBITDA	($2) million - $4 million	$90 million - $120 million
Non-GAAP Earnings Per Share	($0.10) - $0.00	$0.90 - $1.40
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, February 8, 2024 at 8:30 a.m. ET to discuss fourth quarter and year end 2023 financial results. The conference call can be monitored by dialing (888) 550-5424 in the U.S. or (646) 960-0819 in international locations. The Conference ID is 9581556. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations.
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About Omnicell
Since 1992, Omnicell has been committed to transforming pharmacy care through outcomes-centric innovation designed to optimize clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics, smart devices, intelligent software, and expert services, Omnicell solutions are helping healthcare facilities worldwide to reduce costs, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues, including product, service, technical services and Advanced Services revenues, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions; results of our holistic review; our ability to deliver long-term value; and statements about Omnicell’s strategy, plans, objectives, goals, opportunities, vision, market or Company outlook, and planned investments. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vi) ability to realize the benefits of our expense containment initiatives, (vii) restructuring may take longer than expected, costs may be greater than anticipated or that the savings may be less than anticipated, (viii) the Company’s efforts may have an adverse impact on the Company’s internal programs, and Omnicell’s ability to recruit and retain skilled and motivated personnel and may be distracting to management, (ix) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (x) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (xi) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (xii) changes to the 340B Program, (xiii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiv) covenants in our credit agreement could restrict our business and operations, (xv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xvi) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity as a result of the previously disclosed ransomware incident, (xvii) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xviii) risks associated with operating in foreign countries, (xix) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xx) Omnicell’s ability to protect its intellectual property, (xxi) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxii) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxiii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiv) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP revenues excludes from its GAAP equivalent item a) below; non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), c), f), and g) below; non-GAAP operating expenses excludes from its GAAP equivalents items b), c), d), e), f), g), i), j) and k) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), f), g), i), j) and k) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through k) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), b), d), e), f), g), h), i), j) and k) below:
a)Acquisition accounting impact related to deferred revenues. In connection with the acquisition of FDS Amplicare, we recorded a fair value adjustment to acquired deferred revenues as part of the purchase accounting in accordance with GAAP. The adjustment represents revenues that would have been recognized in the normal course of business by FDS Amplicare if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.
b)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
c)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
d)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of less acquisitive peer companies.
e)Impairment and abandonment of operating lease right-of-use and other assets related to facilities. We excluded from our non-GAAP results the impairment and abandonment of certain operating lease right-of-use assets, as well as property and equipment, incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
f)Ransomware-related expenses, net of insurance recoveries. We excluded from our non-GAAP results the net expenses related to the previously disclosed ransomware incident identified by the Company on May 4, 2022. Expenses include costs to investigate and remediate the ransomware incident, as well as legal and other professional services, and are presented net of expected insurance recoveries. These expenses are unrelated to our ongoing operations and would not have otherwise been incurred by us in the normal course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events, partially offset by reversals of previously recognized severance expenses in subsequent periods. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
i)Executive transition costs. We excluded from our non-GAAP results the executives transition costs associated with the departure of certain executive officers, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
j)Impairment of certain long-lived assets. We excluded from our non-GAAP results the impairment charges of long-lived assets related to the anticipated reorganization of certain product lines. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
k)Certain litigation costs. We excluded non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenues:
Product revenues	$145,655	$196,976	$708,561	$903,222
Services and other revenues	113,192	100,698	438,551	392,725
Total revenues	258,847	297,674	1,147,112	1,295,947
Cost of revenues:
Cost of product revenues	90,306	119,451	414,106	493,626
Cost of services and other revenues	63,137	56,470	236,166	213,334
Total cost of revenues	153,443	175,921	650,272	706,960
Gross profit	105,404	121,753	496,840	588,987
Operating expenses:
Research and development	26,819	28,413	97,115	104,969
Selling, general, and administrative	101,950	131,697	434,593	486,341
Total operating expenses	128,769	160,110	531,708	591,310
Loss from operations	(23,365)	(38,357)	(34,868)	(2,323)
Interest and other income (expense), net	4,848	2,843	14,760	(130)
Loss before income taxes	(18,517)	(35,514)	(20,108)	(2,453)
Provision for (benefit from) income taxes	(4,142)	(7,106)	263	(8,101)
Net income (loss)	$(14,375)	$(28,408)	$(20,371)	$5,648
Net income (loss) per share:
Basic	$(0.32)	$(0.64)	$(0.45)	$0.13
Diluted	$(0.32)	$(0.64)	$(0.45)	$0.12
Weighted-average shares outstanding:
Basic	45,495	44,678	45,212	44,398
Diluted	45,495	44,678	45,212	45,891

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$467,972	$330,362
Accounts receivable and unbilled receivables, net	252,025	299,469
Inventories	110,099	147,549
Prepaid expenses	25,966	27,070
Other current assets	71,509	77,362
Total current assets	927,571	881,812
Property and equipment, net	108,601	93,961
Long-term investment in sales-type leases, net	42,954	32,924
Operating lease right-of-use assets	24,988	38,052
Goodwill	735,810	734,274
Intangible assets, net	211,173	242,906
Long-term deferred tax assets	32,901	22,329
Prepaid commissions	52,414	59,483
Other long-term assets	90,466	105,017
Total assets	$2,226,878	$2,210,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,028	$63,389
Accrued compensation	51,754	73,455
Accrued liabilities	149,276	172,655
Deferred revenues, net	121,734	118,947
Total current liabilities	367,792	428,446
Long-term deferred revenues	58,622	37,385
Long-term deferred tax liabilities	1,620	2,095
Long-term operating lease liabilities	33,910	39,405
Other long-term liabilities	6,318	6,719
Convertible senior notes, net	569,662	566,571
Total liabilities	1,037,924	1,080,621
Total stockholders’ equity	1,188,954	1,130,137
Total liabilities and stockholders’ equity	$2,226,878	$2,210,758

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2023	2022
Operating Activities
Net income (loss)	$(20,371)	$5,648
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	87,319	86,931
Loss on disposal of property and equipment	2,572	678
Share-based compensation expense	55,300	68,247
Deferred income taxes	(11,047)	(37,316)
Amortization of operating lease right-of-use assets	8,239	12,238
Impairment and abandonment of operating lease right-of-use assets related to facilities	9,998	9,382
Impairment of internal-use and external-use software development costs, net	—	1,275
Impairment of certain long-lived assets	1,014	—
Amortization of debt issuance costs	4,397	4,164
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	49,150	(60,357)
Inventories	38,016	(30,115)
Prepaid expenses	1,149	(4,671)
Other current assets	(6,821)	6,360
Investment in sales-type leases	(10,411)	(15,354)
Prepaid commissions	7,069	4,312
Other long-term assets	2,111	5,027
Accounts payable	(17,525)	(7,754)
Accrued compensation	(21,461)	2,446
Accrued liabilities	(10,343)	16,651
Deferred revenues	24,058	24,469
Operating lease liabilities	(10,918)	(13,781)
Other long-term liabilities	(401)	(699)
Net cash provided by operating activities	181,094	77,781
Investing Activities
External-use software development costs	(13,542)	(13,204)
Purchases of property and equipment	(41,474)	(47,536)
Business acquisition, net of cash acquired	—	(3,392)
Purchase price adjustments from business acquisitions	—	5,463
Net cash used in investing activities	(55,016)	(58,669)
Financing Activities
Payments for debt issuance costs for revolving credit facility	(2,967)	—
Proceeds from issuances under stock-based compensation plans	23,216	40,182
Employees’ taxes paid related to restricted stock units	(7,366)	(13,506)
Stock repurchases	—	(52,210)
Change in customer funds, net	10,537	4,581
Net cash provided by (used in) financing activities	23,420	(20,953)
Effect of exchange rate changes on cash and cash equivalents	(1,354)	(944)
Net increase (decrease) in cash, cash equivalents, and restricted cash	148,144	(2,785)
Cash, cash equivalents, and restricted cash at beginning of period	352,835	355,620
Cash, cash equivalents, and restricted cash at end of period	$500,979	$352,835
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$467,972	$330,362
Restricted cash included in other current assets	33,007	22,473
Cash, cash equivalents, and restricted cash at end of period	$500,979	$352,835

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$258,847	$297,674	$1,147,112	$1,295,947
Acquisition accounting impact related to deferred revenues	—	40	—	903
Non-GAAP revenues	$258,847	$297,714	$1,147,112	$1,296,850

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$105,404	$121,753	$496,840	$588,987
GAAP gross margin	40.7%	40.9%	43.3%	45.4%
Share-based compensation expense	1,799	2,460	8,288	9,067
Amortization of acquired intangibles	2,607	3,115	11,165	13,204
Acquisition accounting impact related to deferred revenues	—	40	—	903
Ransomware-related expenses, net of insurance recoveries	—	—	—	317
Severance-related expenses, net of reversals	2,987	7,418	3,089	8,018
Non-GAAP gross profit	$112,797	$134,786	$519,382	$620,496
Non-GAAP gross margin	43.6%	45.3%	45.3%	47.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$128,769	$160,110	$531,708	$591,310
GAAP operating expenses % to total revenues	49.7%	53.8%	46.4%	45.6%
Share-based compensation expense	(10,388)	(15,056)	(47,012)	(59,180)
Amortization of acquired intangibles	(5,007)	(5,319)	(20,409)	(21,873)
Acquisition-related expenses	(244)	(246)	(982)	(2,155)
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	(1,587)	(3,992)	(10,007)	(9,382)
Impairment of certain long-lived assets	(1,610)	—	(1,610)	—
Ransomware-related expenses, net of insurance recoveries	624	(73)	808	(2,157)
Executive transition costs	—	—	(2,189)	—
Severance-related, net of reversals, and other expenses (b)	(7,098)	(11,364)	(12,450)	(16,785)
Non-GAAP operating expenses	$103,459	$124,060	$437,857	$479,778
Non-GAAP operating expenses as a % of total non-GAAP revenues	40.0%	41.7%	38.2%	37.0%

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
GAAP loss from operations	$(23,365)	$(38,357)	$(34,868)	$(2,323)
GAAP operating loss % to total revenues	(9.0)%	(12.9)%	(3.0)%	(0.2)%
Share-based compensation expense	12,187	17,516	55,300	68,247
Amortization of acquired intangibles	7,614	8,434	31,574	35,077
Acquisition accounting impact related to deferred revenues	—	40	—	903
Acquisition-related expenses	244	246	982	2,155
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	1,587	3,992	10,007	9,382
Impairment of certain long-lived assets	1,610	—	1,610	—
Ransomware-related expenses, net of insurance recoveries	(624)	73	(808)	2,474
Executive transition costs	—	—	2,189	—
Severance-related, net of reversals, and other expenses (b)	10,085	18,782	15,539	24,803
Non-GAAP income from operations	$9,338	$10,726	$81,525	$140,718
Non-GAAP operating margin (non-GAAP operating income as a % of total non-GAAP revenues)	3.6%	3.6%	7.1%	10.9%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$(14,375)	$(28,408)	$(20,371)	$5,648
Share-based compensation expense	12,187	17,516	55,300	68,247
Amortization of acquired intangibles	7,614	8,434	31,574	35,077
Acquisition accounting impact related to deferred revenues	—	40	—	903
Acquisition-related expenses	244	246	982	2,155
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	1,587	3,992	10,007	9,382
Impairment of certain long-lived assets	1,610	—	1,610	—
Ransomware-related expenses, net of insurance recoveries	(624)	73	(808)	2,474
Executive transition costs	—	—	2,189	—
Severance-related, net of reversals, and other expenses (b)	10,085	18,782	15,539	24,803
Amortization of debt issuance costs	1,258	1,043	4,397	4,164
Tax effect of the adjustments above (c)	(4,573)	(6,848)	(13,754)	(16,582)
Non-GAAP net income	$15,013	$14,870	$86,665	$136,271

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	45,495	44,678	45,212	45,891
Shares - diluted non-GAAP (d)	45,532	44,993	45,439	45,417

GAAP net income (loss) per share - diluted	$(0.32)	$(0.64)	$(0.45)	$0.12
Share-based compensation expense	0.26	0.39	1.22	1.51
Amortization of acquired intangibles	0.17	0.19	0.69	0.77
Acquisition accounting impact related to deferred revenues	—	0.00	—	0.02
Acquisition-related expenses	0.01	0.01	0.02	0.05
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	0.03	0.09	0.22	0.21
Impairment of certain long-lived assets	0.04	—	0.04	—
Ransomware-related expenses, net of insurance recoveries	(0.01)	0.00	(0.02)	0.05
Executive transition costs	—	—	0.05	—
Severance-related, net of reversals, and other expenses (b)	0.22	0.42	0.34	0.55
Amortization of debt issuance costs	0.03	0.02	0.10	0.09
Non-GAAP dilutive shares impact from convertible note hedge transaction (d)	—	—	—	0.00
Tax effect of the adjustments above (c)	(0.10)	(0.15)	(0.30)	(0.37)
Non-GAAP net income per share - diluted	$0.33	$0.33	$1.91	$3.00

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (e):
GAAP net income (loss)	$(14,375)	$(28,408)	$(20,371)	$5,648
Share-based compensation expense	12,187	17,516	55,300	68,247
Interest (income) and expense, net	(5,811)	(2,410)	(18,542)	(3,721)
Depreciation and amortization expense	21,723	22,088	87,319	86,931
Acquisition accounting impact related to deferred revenues	—	40	—	903
Acquisition-related expenses	244	246	982	2,155
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	1,587	3,992	10,007	9,382
Impairment of certain long-lived assets	1,610	—	1,610	—
Ransomware-related expenses, net of insurance recoveries	(624)	73	(808)	2,474
Executive transition costs	—	—	2,189	—
Severance-related, net of reversals, and other expenses (b)	10,085	18,782	15,539	24,803
Amortization of debt issuance costs	1,258	1,043	4,397	4,164
Provision for (benefit from) income taxes	(4,142)	(7,106)	263	(8,101)
Non-GAAP EBITDA	$23,742	$25,856	$137,885	$192,885
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues)	9.2%	8.7%	12.0%	14.9%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$38,414	$82,153	$181,094	$77,781
External-use software development costs	(3,302)	(3,556)	(13,542)	(13,204)
Purchases of property and equipment	(9,070)	(13,675)	(41,474)	(47,536)
Non-GAAP free cash flow	$26,042	$64,922	$126,078	$17,041
_________________________________________________
(a)For the year ended December 31, 2023, impairment charges of other assets were approximately $0.6 million related to property and equipment in connection with restructuring activities for optimization of certain leased facilities.
(b)For the three months and year ended December 31, 2022, other expenses included approximately $1.3 million and $2.0 million of certain litigation costs, respectively.
(c)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2023 and 2022.
(d)For the year ended December 31, 2022, non-GAAP diluted shares exclude approximately 0.5 million shares related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction.
(e)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.